Exhibit 5.1

NORTH POINT  •  901 LAKESIDE AVENUE  •  CLEVELAND, OHIO 44114.1190

TELEPHONE: +1.216.586.3939  •  FACSIMILE: +1.216.579.0212

May 27, 2021

GrafTech International Ltd.

982 Keynote Circle

Brooklyn Heights, Ohio 44131

Re:	Registration Statement on Form S-3 Filed by GrafTech International Ltd.

Ladies and Gentlemen:

We are acting as counsel for GrafTech International Ltd., a Delaware corporation (the “Company”), in connection with the offering and sale by BCP IV GrafTech Holdings LP (the “Selling Stockholder”) of 20,000,000 shares of common stock, $0.01 par value per share, of the Company (the “Shares”), pursuant to the underwriting agreement, dated as of May 24, 2021, entered into among the Company, the Selling Stockholder and J.P. Morgan Securities LLC. The Shares are being offered and sold pursuant to Rule 415 under the Securities Act of 1933 (the “Act”).

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion. Based upon the foregoing and subject to the further assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been validly issued and are fully paid and non-assessable.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, as currently in effect, and we express no opinion as to the effect of any other law of the State of Delaware or the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Current Report on Form 8-K dated the date hereof and filed by the Company and incorporated by reference into the Registration Statement on Form S-3 (File No. 333-232190) (the “Registration Statement”), filed by the Company to effect the registration of the Shares under the Act, and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day

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